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                                  RJR NABISCO, INC.

                                       BY-LAWS

                        As Amended Effective December 15, 1997



                                      ARTICLE I

                               MEETINGS OF STOCKHOLDERS
                               -------------------------

     Section 1. Place of Meetings. Meetings of the stockholders of the Corporation shall be held at such place either within or without the State of Delaware as the Board of Directors may determine.

     Section 2. Annual and Special Meetings. Annual meetings of stockholders shall be held, at a date, time and place fixed by the Board of Directors and stated in the notice of meeting, to elect a Board of Directors and to transact such other business as may properly come before the meeting. Special meetings of the stockholders may be called by the Chairman or the Chief Executive Officer for any purpose and shall be called by the Chairman, the Chief Executive Officer or the Secretary if directed by the Board of Directors or requested in writing by the holders of not less than 25% of the common stock of the Corporation.
Each such stockholder request shall state the purpose of the proposed meeting.

     Section 3. Notice. Except as otherwise provided by law or by the Certificate of Incorporation, at least 10 and not more than 60 days before each meeting of stockholders, written notice of the time, date and place of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder.

     Section 4. Quorum. At any meeting of stockholders, the holders of record, present in person or by proxy, of a majority of the Corporation's issued and outstanding common stock shall constitute a quorum for the transaction of business, except as otherwise provided by law or by the Certificate of Incorporation. In the absence of a quorum, any officer entitled to preside at or to act as secretary of the meeting shall have power to adjourn the meeting from time to time until a quorum is present.


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     Section 5. Voting. Except as otherwise provided by law or by the
Certificate of Incorporation, all matters submitted to a meeting of stockholders shall be decided by vote of the holders of record, present in person or by proxy, of a majority of the Corporation's issued and outstanding common stock. The date and time of the opening and closing of the polls for each matter upon which stockholders will vote shall be announced at the meeting.

     Section 6. Inspectors of Election. Prior to any meeting of the stockholders, the Board of Directors shall appoint one or more inspectors to act at the meeting and make a written report thereof in accordance with the Delaware General Corporation Law. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability.

                                      ARTICLE II

                                      DIRECTORS
                                     -----------

     Section 1. Number, Election and Removal of Directors. The number of Directors that shall constitute the Board of Directors shall be not less than one nor more than seventeen. The first Board of Directors shall consist of three Directors. Thereafter, within the limits specified above, the number of Directors shall be determined by the Board of Directors or by the stockholders. The Directors shall be elected by the stockholders at their annual meeting and shall serve until the next annual meeting of the stockholders and until their successors are elected and shall qualify. Vacancies and newly created directorships resulting from any increase in the number of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by the sole remaining Director or by the stockholders, and any Director so chosen shall serve until the next annual meeting of the stockholders and until his or her successor shall be elected and shall qualify. A Director may be removed with or without cause by the stockholders.

     Section 2. Meetings. Regular meetings of the Board of Directors shall be held at such times and places as may from time to time be fixed by the Board of Directors or as may be specified in a notice of meeting. Special meetings of the Board of Directors may be held at any time upon the call of the Chairman or the Chief Executive Officer and shall be called by the Chairman, the Chief Executive Officer or the Secretary if directed by the Board of Directors. A meeting of the Board of Directors may be held without notice immediately after

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the annual meeting of the stockholders.  Notice need not be given of regular or special meetings of the Board of Directors.

     Section 3. Quorum. One-third of the total number of Directors shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the Board of Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until such a quorum is present. Except as otherwise provided by law, the Certificate of Incorporation of the Corporation, these By-Laws or any contract or agreement to which the Corporation is a party, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

     Section 4. Executive Committee. The Board of Directors, by resolution adopted by a majority of the entire Board, may appoint from among its members an Executive Committee consisting of the Chief Executive Officer, if such officer is a member of the Board of Directors, or the Chairman, if the Chief Executive Officer is not a member of the Board of Directors, and at least two other Directors. Meetings of the Executive Committee shall be held without notice at such dates, times and places as shall be determined by the Executive Committee. The Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation that are permitted by law to be exercised by a committee of the Board of Directors, including the power to declare dividends, to authorize the issuance of stock and to adopt a certificate of ownership and merger of parent corporation and subsidiary or subsidiaries; provided, however, that the Executive Committee shall not have the power or authority of the Board of Directors in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation with respect to the Corporation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, amending the By-Laws of the Corporation or adopting a certificate of ownership and merger of the Corporation (other than a certificate of ownership and merger of parent corporation and subsidiary or subsidiaries). The majority of the members of the Executive Committee shall constitute a quorum. Minutes shall be kept of the proceedings of the Executive Committee, which shall be reported at meetings of the Board of Directors. The Executive Committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors of the Corporation, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other


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class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorized the increase or decrease of the shares of any series.

     Section 5. Other Committees of Directors. The Board of Directors may, by resolution adopted by a majority of the Board of Directors, designate one or more other committees to have and exercise such power and authority as the Board of Directors shall specify. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another Director to act at the meeting in place of any such absent or disqualified member.

                                     ARTICLE III

                                       OFFICERS
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     Section 1. Description and Terms. The officers of the Corporation shall be the Chairman, the Chief Executive Officer, a President, a Secretary, a Treasurer and such other additional officers with such titles as the Board of Directors shall determine, all of whom shall be chosen by and serve at the pleasure of the Board of Directors; provided that the Chief Executive Officer may appoint Senior Vice Presidents, Vice Presidents or Assistant Officers at his or her discretion. The Chairman shall be an employee of the Corporation. Subject to such limitations as may be imposed by the Board of Directors, the Chief Executive Officer shall have full executive power and authority with respect to the Corporation. The President, if separate from the Chief Executive Officer, shall have such powers and authority as the Chief Executive Officer may determine. If the Chief Executive Officer is absent or incapacitated, the Executive Committee shall determine the person who shall have all the power and authority of the Chief Executive Officer. Other officers shall have the usual powers and shall perform all the usual duties incident to their respective offices. All officers shall be subject to the supervision and direction of the Board of Directors. The authority, duties or responsibilities of any officer of the Corporation may be suspended by the Chief Executive Officer with or without cause. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause. Subject to such limitations as the Board of Directors may provide, each officer may further delegate to any other officer or any employee or agent of the Corporation such portions of his or her authority as the officer shall deem appropriate, subject to such limitation as the officer shall specify, and may revoke such authority at any time.

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     Section 2. Stockholder Consents and Proxies. The Chairman, the Chief
Executive Officer, each Vice Chairman, the President, the Secretary and the Treasurer, or any one of them, shall have the power and authority on behalf of the Corporation to execute any stockholders' consents or proxies and to attend and act and vote in person or by proxy at any meetings of the stockholders of any corporation in which the Corporation may own stock, and at any such meetings shall possess and may exercise any and all of the rights and powers incident to the ownership of such stock which as the owner thereof the Corporation might have possessed and executed if present. The Board of Directors, by resolutions from time to time, may confer like powers upon any other officer.


                                      ARTICLE IV

                                   INDEMNIFICATION
                                  -----------------

     To the fullest extent permitted by the Delaware General Corporation Law, the Corporation shall indemnify any current or former Director or officer of the Corporation and may, at the discretion of the Board of Directors, indemnify any current or former employee or agent of the Corporation against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding brought by or in the right of the Corporation or otherwise, to which he or she was or is a party or is threatened to be made a party by reason of his or her current or former position with the Corporation or by reason of the fact that he or she is or was serving, at the request of the Corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such action, suit or proceeding in advance of its final disposition unless such action, suit or proceeding was initiated by the person seeking advances of expenses or was brought by or in the right of the Corporation with the approval of the Board of Directors or the Chief Executive Officer; provided however, that if the Delaware General Corporation Law then so requires, the payment of such expenses incurred by a Director or officer of the Corporation in advance of the final disposition of such action, suit or proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it should be determined ultimately that such Director or officer is not entitled to be indemnified under this Article or otherwise.


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                                      ARTICLE V

                                  GENERAL PROVISIONS
                                 --------------------

     Section 1. Notices. Whenever any statute, the Certificate of Incorporation or these By-Laws require notice to be given to any Director or stockholder, such notices may be given in writing by mail, addressed to such Director or stockholder at his or her address as it appears on the records of the Corporation, with postage thereon prepaid. Such notice shall be deemed to have been given when it is deposited in the United States mail. Notice to Directors may also be given by telegram or facsimile transmission or be delivered personally or by telephone.

     Section 2. Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors.






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